CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use, in Amendment No. 1 to the Registration Statement on Form SB-2, of our reort dated July 30, 1999 except for Note 6 and the last two paragraphs of Note 12 as to which the date is October 28, 1999 relating to the financial statements of HealthLink International, Inc. for the years ended December 31, 1998 and 1997 and the reference to our firm under the caption "Experts" in the Prospectus contained in said Registration Statement.



                                               Angell & Deering
                                               Certified Public Accountants

Denver, Colorado
January 10, 2000